                    [LETTERHEAD OF LIBERTY GROUP PUBLISHING]



CONTACT:
Ken Serota - Chairman, Chief Executive Officer and President
Dan Lewis - Chief Financial Officer
Phone (847) 272-2244


                        LIBERTY GROUP PUBLISHING REPORTS
                             FOURTH QUARTER RESULTS

Northbrook, IL, March 31, 2003 - Liberty Group Publishing, Inc. today reported total revenues of $49.2 million, a loss from continuing operations before taxes of $0.7 million and a net loss of $1.5 million for the quarter ended December 31, 2002. In comparison to the quarter ended December 31, 2001, total revenues remained relatively constant, the loss from continuing operations before taxes decreased by $2.9 million and the net loss decreased by $3.4 million. For the year ended December 31, 2002, total revenues were $192.8 million, the loss from continuing operations before taxes and cumulative effect of change in accounting principle was $3.8 million and the net loss was $2.7 million. In comparison to the prior year, total revenues decreased $2.4 million, or 1.2%, the loss from continuing operations before taxes and cumulative effect of change in accounting principle decreased by $15.4 million and the net loss decreased by $17.0 million.

EBITDA, calculated by the Company as income from operations plus depreciation and amortization, was $12.6 million for the quarter ended December 31, 2002 as compared to $11.5 million for the quarter ended December 31, 2001, an increase of 9.5%. For the year ended December 31, 2002, EBITDA was $48.9 million, an increase of $6.1 million, or 14.2%, over the prior year.

EBITDA is defined as earnings before interest, taxes, depreciation and amortization, which for the Company is income from continuing operations plus depreciation and amortization. EBITDA is not a measurement of financial performance under accounting principles generally accepted in the United States of America, or GAAP, and should not be considered in isolation or as an alternative to income from operations, net income (loss), cash flows from operating activities or any other measure of performance or liquidity derived in accordance with GAAP. EBITDA is presented because the Company believes it is an indicative measure of its operating performance and its ability to meet its debt service requirements and is used by investors and analysts to evaluate companies in its industry as a supplement to GAAP measures.

Not all companies calculate EBITDA using the same methods; therefore, the EBITDA figures set forth herein may not be comparable to EBITDA reported by other companies. A substantial portion of the Company's EBITDA must be dedicated to the payment of interest on its outstanding indebtedness and to service other commitments, thereby reducing the funds available to the Company for other purposes. Accordingly, EBITDA does not represent an amount of funds that is available for management's discretionary use. Refer to the financial table for additional information on EBITDA.

Total revenues for the quarter ended December 31, 2002 remained unchanged as a result of a $0.1 million increase in advertising revenue, offset by nominal decreases in circulation and job printing revenue. The increase in advertising revenue was due primarily to higher levels of display, preprint and national advertising in the Company's community markets, partially offset by lower classified and display advertising in the Chicago suburban market. The decrease in total revenues for the year ended December 31, 2002 consisted of a $1.1 million decrease in advertising revenue and a $1.4 million decrease in job printing and other revenue, which was partially offset by a $0.1 million increase in circulation revenue. The advertising and printing revenue decrease was primarily driven by lower classified recruitment and printing revenues in the Chicago suburban market, as well as the discontinuation of two lower margin print jobs in the Company's community markets. The classified advertising decrease was partially offset by an increase in preprint and national advertising revenues.

The decrease in loss from continuing operations before taxes for the quarter ended December 31, 2002 was primarily attributable to lower amortization expense resulting from the adoption of SFAS No. 142 and lower newsprint, labor, delivery and interest costs. The decrease in loss from continuing operations before taxes for the year ended December 31, 2002,



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was primarily attributable to lower amortization expense resulting from the adoption of SFAS No. 142 and lower newsprint, labor, delivery and interest costs, partially offset by lower revenue.

The decrease in net loss for the quarter was primarily due to a decrease in loss from continuing operations before taxes and lower income taxes, partially offset by 2001 income from discontinued operations. The decrease in net loss for the year ended December 31, 2002, was primarily attributable to a decrease in loss from continuing operations, lower income taxes and an after tax gain of $4.3 million from the disposition of six properties, partially offset by the cumulative effect of a change in accounting principle related to goodwill impairment losses in the amount of $1.4 million.

The increase in EBITDA for the quarter and for the year ended December 31, 2002 was primarily due to lower newsprint, delivery and labor costs, with lower revenues partially offsetting the increase on a full-year basis.

To participate in a review of the fourth quarter results with Liberty Group Publishing's senior management, call (877) 421-7602, using the confirmation code 9438531, at 11:00 a.m. (CT) on Wednesday, April 2, 2003. For your convenience, the call will be taped and archived until 12:00 am on April 16, 2003 and can be accessed by calling (800) 642-1687 using access code 9438531.

Liberty Group Publishing, Inc., headquartered in Northbrook, Illinois, owns 302 community publications located in 17 states.

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                         LIBERTY GROUP PUBLISHING, INC.
                           SALES AND EARNINGS SUMMARY
                             (Dollars in Millions)


                                                                           Three Months Ended 12/31/02      Year Ended 12/31/02
                                                                           ---------------------------  ----------------------------
                                                                                 Actual       Actual        Actual       Actual
                                                                                  2002         2001          2002         2001
                                                                           ---------------------------  ----------------------------
REVENUES
         Advertising.......................................................       37.6          37.6         146.9         148.0
         Circulation.......................................................        8.4           8.4          33.4          33.2
         Job printing and other............................................        3.2           3.2          12.6          14.0
                                                                               ---------------------      ----------------------
Total revenues.............................................................       49.2          49.2         192.8         195.2

         Operating costs...................................................       23.0          24.1          89.9          98.0
         Selling, general and administrative...............................       11.1          11.1          44.5          45.0
         Corporate expenses................................................        2.5           2.5           9.5           9.2
                                                                               ---------------------      ----------------------
Total operating, selling, general and administrative and corporate expense..      36.6          37.7         143.9         152.4

                                                                               ---------------------      ----------------------
EBITDA.....................................................................       12.6          11.5          48.9          42.8

     Interest expense - cash...............................................        5.7           6.8          23.8          29.9
     Income taxes - cash...................................................        0.1           0.1           0.5           0.4
                                                                               ---------------------      ----------------------
After-tax cash flow........................................................        6.8           4.5          24.6          12.4

     Depreciation and amortization.........................................        4.3           5.2          17.0          21.3
     Interest expense - non cash...........................................        2.4           2.2           9.4           8.4
     Income taxes - non cash...............................................        0.6           1.6           1.2           1.6
     Amortization of deferred finance charges..............................        0.8           0.9           2.3           2.4
     Impairment of other assets............................................        --            --            0.2           --
                                                                               ---------------------      ----------------------
Net loss before dispositions and cumulative effect of change in
   accounting principle....................................................       (1.4)         (5.3)         (5.5)        (21.2)

Income from discontinued operations........................................       (0.1)          0.4           4.3           1.5
Cumulative effect of change in accounting principle........................        --            --           (1.4)          --
                                                                               ---------------------      ----------------------
Net loss...................................................................       (1.5)         (5.0)         (2.7)        (19.7)
                                                                               =====================      ======================

OTHER FINANCIAL DATA:
 Capital expenditures......................................................        0.8           0.4           2.5           2.7
                                                                               ---------------------      ----------------------
         Total capital expenditures........................................        0.8           0.4           2.5           2.7
                                                                               =====================      ======================


 Net debt of Liberty Group Operating.......................................                                  274.3         321.5
 Net debt of Liberty Group Publishing......................................                                  362.5         400.2
 Senior preferred stock....................................................                                   91.9          79.5

EBITDA / Cash interest expense.............................................                                    2.0           1.5
EBITDA / Total interest expense............................................                                    1.4           1.1
Net debt of Liberty Group Operating /  EBITDA..............................                                    5.6           7.1
Total debt / EBITDA........................................................                                    7.4           8.9
Total debt + senior preferred stock / EBITDA...............................                                    9.3          10.7

The following table illustrates the effect on the Company's net loss as a result of the adoption of SFAS 142:
                                                                                  2002         2001          2002          2001
                                                                               ---------------------      ----------------------

         Net income (loss).................................................       (1.5)         (5.0)         (2.7)        (19.7)
         Add back:  Goodwill amortization..................................         --           1.3            --           5.2
         Add back:  Advertiser list amortization (useful life change)......         --          (0.3)           --          (1.1)
         Add back:  Subscriber list amortization (useful life change)......         --          (0.2)           --          (0.8)
         Add back:  Masthead amortization..................................         --           0.1            --           0.5
                                                                               ---------------------      ----------------------
Adjusted net loss..........................................................       (1.5)         (4.0)         (2.7)        (16.0)
                                                                               =====================      ======================

The following table reconciles EBITDA to income from operations:
         EBITDA............................................................       12.6          11.5          48.9          42.8
         Less:      Depreciation and amortization..........................        4.3           5.2          17.0          21.3
                                                                               ---------------------      ----------------------
         Income from operations............................................        8.3           6.3          31.9          21.5
                                                                               =====================      ======================